Exhibit 10.76

SSA Global Technologies, Inc.

500 W. Madison, Suite 1600

Chicago, IL 60661

September 22, 2005

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Collateral Agent

Loan and Agency Services Group

1111 Fannin, 10th Floor

Houston, Texas 77002-6025

Attention: Gloria Javier

Copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, New York,

New York 10017

Attention: David Mallett

SSA Global Technologies, Inc. Foreign Subsidiary Letter

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of September 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSA Global Technologies, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), and (ii) the Guarantee and Collateral Agreement, dated as of September 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among SSA Global Technologies, Inc. (the “Borrower”), each other Subsidiary of the Borrower identified therein and JPMorgan Chase Bank, N.A., as collateral agent. All other capitalized terms used in this Foreign Subsidiary Letter and not otherwise defined herein have the meanings assigned to them in the Credit Agreement and the Collateral Agreement, as the case may be.

By signing this agreement, the Agent agrees, with respect to each First-Tier Foreign Subsidiary set forth in Exhibit A attached hereto (each, an “Excluded Foreign Subsidiary”), that, notwithstanding anything in any Loan Document or the Post-Closing Letter to the contrary, no Loan Party owning Equity Interests of any such Excluded Foreign Subsidiary shall be required to provide the Agent with any stock certificate or stock power with respect thereto; provided that the Borrower agrees that in the event that (a) the Collateral Agent has determined in good faith that the delivery of any such certificates or stock powers with respect to any Excluded Foreign Subsidiary is advisable and in the best interests of the Lenders and has so notified the Borrower in writing or (b) the gross book value of the consolidated assets of an Excluded Foreign Subsidiary shall exceed $600,000 on the last day of any fiscal quarter of the Borrower, the Loan Party shall, to the extent required by the Collateral and Guarantee Requirement, use its best reasonable efforts to provide such stock certificates and stock powers of such Excluded Foreign Subsidiary to the Agent within 90 days of (A) in the case of clause (a), such notification or (B) in the case of clause (b) the date set forth in Section 5.01 for the delivery of financial statements in respect of such fiscal quarter; provided further that none of the foregoing shall require any Loan Party to deliver certificates or stock powers with respect to the Equity Interests of an Excluded Foreign Subsidiary to the extent that (x) the consolidated assets thereof do not exceed $50,000 or (y) stock certificates representing Equity Interests thereof cannot be obtained in the applicable jurisdiction. We hereby further agree that this Foreign Subsidiary Letter shall be deemed to constitute a “Loan Document” for all purposes of each Credit Agreement and the other Loan Documents.

The foregoing shall not require the creation or perfection of pledges of or security interests in particular assets or the obtaining of other documents with respect thereto if and for so long as, in the judgment of the Agent, the cost of creating or perfecting such pledges or security interests or obtaining such documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

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This Foreign Subsidiary Letter shall be construed in accordance with and governed by the laws of the State of New York. This Foreign Subsidiary Letter may be executed in two or more counterparts each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Foreign Subsidiary Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Foreign Subsidiary Letter may not be amended or modified except in writing signed by all the parties hereto.

SSA GLOBAL TECHNOLOGIES, INC.,

by	/s/ Kirk J. Isaacson
Name: Kirk J. Isaacson
Title: Executive Vice President & General Counsel

Accepted as of the date

first written above by:

JPMORGAN CHASE BANK,

N.A., as Administrative Agent and Collateral Agent,

By	/s/ David M. Mallett
	Name:	David M. Mallett
	Title:	Vice President

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Exhibit A

Excluded Foreign Subsidiaries

I.              Foreign First Tier Subsidiaries of US Based Entities:

Issuer	Jurisdiction of Organization	Registered Owner(s)	Total Assets	% of Total Assets
			(millions)

Baan Brasil Sistemas de Informatica Ltda	Brazil	99% by Baan Global B.V. l% by Baan U.S.A.	4.4	0%

Elevon Services, Limited	United Kingdom	100% by Elevon, Inc.	0.3	0%

EXE Technologies (China) Limited	China	100% by EXE Technologies, Inc.	Dormant	0%

EXE Technologies (Malaysia) Sdn. Bhd.	Malaysia	70% EXE Technologies, Inc.	0.4	0%

EXE Technologies (S.E.A.) Pte. Ltd.	Singapore	100% by EXE Technologies, Inc.	0.5	0%

EXE Technologies (Shanghai) Co., Ltd	China	100% by EXE Technologies, Inc.	0.3	0%

EXE Technologies (UK) Limited	United Kingdom	100% by EXE Technologies, Inc.	0.4	0%

EXE Technologies Korea Ltd.	Korea	80% by EXE Consulting Korea Ltd. 20% SSA Global Technologies, Inc.	Dormant

Infinium Systems Iberica S.L.	Spain	10% by Infinium Software, Inc.	Dormant

Metro-Infinium (Thailand) Co., Ltd.	Thailand	70% Metro Systems Corporation Public Company Limited 20% Individual Shareholders 10% Infinium Software	Dormant

Walker Interactive Products, International Inc. - UK Branch Office	United Kingdom	100% by Walker Interactive Products, International	Dormant

II.            Foreign First Tier Subsidiaries of SSA Global Technologies, Inc.:

Issuer	Jurisdiction of Organization	Registered Owner(s)	Total Assets	% of Total Assets
			(millions)

SSA Caribbean	Cayman Islands	100% by SSA Global Technologies, Inc.	[As discussed]

SSA Global Technologies GmbH	Germany	100% by SSA Global Technologies, Inc.	0.2	0%

SSA Global Technologies SPA	Italy	99% by SSA Global Technologies, Inc. 1% by SSA Limited	0.1	0%

SSA GT Max International Limited	United Kingdom	100% by SSA Global Technologies, Inc.	Dormant